Exhibit 99.1

Flux Power Announces Capital Structure Update Including New Credit Facility with Cleveland Capital

VISTA, Calif. – November 3, 2023 – Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, today announced a new credit facility with Cleveland Capital L.P. (“CCLP”) and provided an update on its capital structure.

The Company has taken the following recent actions to strengthen its capital structure:

●	Secured a $15 million credit facility with Gibraltar Business Capital (“GBC”) with a term to July 28, 2025, with no warrants, that can be expanded to $20 million.

●	Entered into a new $2 million subordinated credit facility with Cleveland Capital, L.P. (“CCLP”) which includes a duration to August 15, 2025.

●	Terminated an at-the-market (“ATM”) offering program.

●	Filed a universal shelf registration statement on Form-3, which became effective on October 6, 2023, having a three-year term to provide flexibility with respect to capital structure.

New $15.0 Million Gibraltar Business Capital Credit Facility

On July 28, 2023, the Company secured a new $15.0 million credit facility from GBC to fund working capital and to refinance its existing credit facility with Silicon Valley Bank. The $15.0 million credit facility is designed for working capital requirements. The facility is secured by the existing assets of the Company, matures on July 28, 2025, and includes no warrants. The agreement allows the Company to increase the facility to $20.0 million at the Company’s request subject to approval by GBC. The Company has also chosen to work with Bank of America for cash management and other operational banking services.

Cleveland Capital L.P. Subordinated Line of Credit Facility

On November 2, 2023, the Company entered into a new $2.0 million Subordinated LOC agreement with CCLP with a duration to August 15, 2025, and cancelled the existing $5.0 million Subordinated LOC. Subject to the subordination provisions, the entire principal amount and all unpaid accrued interest shall be due and payable on August 15, 2025. Interest shall accrue on each Advance at the Secured Overnight Financing Rate plus nine percent per annum. The accrued but unpaid interest on the Advances, if any, shall be payable on the due date in cash.

At-The-Market Offering – Terminated on October 5, 2023

On December 21, 2020, the Company entered into a Sales Agreement with H.C. Wainwright & Co., LLC to sell shares of its common stock from time to time, through an ATM program. From December 21, 2020 through September 30, 2023, the Company sold an aggregate of 1,524,873 shares of common stock at an average price of $10.45 per share for gross proceeds of approximately $15.9 million under the ATM Offering. On October 5, 2023, the Company terminated the sales agreement with H.C. Wainwright & Co.

Filing of Form S-3 Shelf Registration Statement

On September 25, 2023, the Company filed a universal shelf registration statement on Form S-3 with the United States Securities and Exchange Commission, which became effective on October 6, 2023, replacing a previous universal shelf registration statement on Form S-3 that expired on October 6, 2023. The new shelf registration statement, which has a term of three years, will provide the Company the flexibility to publicly offer and sell from time-to-time debt securities, common stock, preferred stock, warrants and other securities in amounts, at prices and on terms announced if and when the securities are ever offered.

Flux Power has no immediate plans to offer or sell any securities under the shelf registration statement to the public. However, the Company believes it was prudent to file the shelf registration statement as a matter of standard corporate practice. It also provides financial flexibility going forward as the company executes its longer-term growth strategy.

CEO Comments

CEO of Flux Power Ron Dutt stated: “Throughout the year we have continued to manage our business growth and margin expansion with careful priorities as part of our strategy to enhance shareholder value. We migrated from our Silicon Valley Bank facility to a new $15 million credit facility with Gibraltar which provides lower interest rates, a two-year term, and the potential to expand the facility to $20 million to accommodate higher working capital needs as our business grows. This facility, along with our improvement in operating cash performance, supports our current business growth. Moreover, today’s announcement of a new $2.0 million subordinated line of credit with Cleveland Capital provides greater working capital optionality and continued confidence in our growth strategy from a long-term investor in Flux Power. Finally, as we look to the future, we believe it is good corporate practice to replace our previous shelf registration as it allows the Company maximum flexibility with respect to our capital management. We look forward to providing additional updates at our upcoming fiscal first quarter financial results.”

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; statements regarding plans and expectations with respect to Company’s registration statement on Form S-3 and any potential future offering or capital raises, Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, deferral of shipments, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog: Flux Power Blog

News: Flux Power News

Twitter: @FLUXpwr
LinkedIn: Flux Power

Contacts

Media & Investor Relations:
info@fluxpower.com

External Investor Relations:
Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
FLUX@mzgroup.us

www.mzgroup.us

Page 3 of 3